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                                                                      Exhibit 5

                              [Lyondell letterhead]

May 5, 2003

Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Lyondell Chemical Company (the "Company"). This opinion is furnished to you in connection with the registration under the Securities Act of 1933, as amended, of 100,000 additional shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company ("Common Stock") that may be issued under the Company's Restricted Stock Plan for Non-Employee Directors, as amended and restated effective as of January 1, 2003 (the "Plan"). In such capacity, I am familiar with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as the Plan. In addition, I, or attorneys working under my supervision, have examined records of relevant corporate proceedings with respect to the offering of the Shares under the Plan and such other records, instruments and documents pertaining to the Company that I have deemed necessary for purposes of delivering this opinion. I have also examined the Company's Registration Statement on Form S-8 to which this opinion is an exhibit ("Registration Statement"). I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined as originals, the conformity to original documents of all documents examined as certified or photostatic copies and the authenticity of the originals of such copies.

     Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited in all respects to matters governed by the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Kerry A. Galvin

                                   Kerry A. Galvin
                                   Senior Vice President, General Counsel and
                                   Secretary